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                                                                   EXHIBIT 23(b)



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-41927) pertaining to the 1989 Stock Option Plan, 1987 Restricted Stock Plan for Outside Directors and Incentive Stock Option Plan of Cousins Properties Incorporated and in the related Prospectus, and in the Registration Statement (Form S-3 No. 33-60350) pertaining to the Dividend Reinvestment Plan of Cousins Properties Incorporated and in the related Prospectus, of our report dated February 4, 1994, with respect to the financial statements and schedules of CSC Associates, L.P. and our report dated February 3, 1994, with respect to the financial statements of Haywood Mall Associates, included in the Form 10-K of Cousins Properties Incorporated for the year ended December 31, 1993.


                                                                   Ernst & Young



Atlanta, Georgia
March 28, 1994